UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 11, 2016

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 11, 2016, the Board of Directors of Hawaiian Electric Industries, Inc. (the “Company”) set Wednesday, May 4, 2016 as the date of the Company’s 2016 annual meeting of shareholders (the “Annual Meeting”). Because the date of the Annual Meeting has been changed by more than 30 calendar days from the date of the anniversary of the Company’s 2015 annual meeting of shareholders, the Company has set a new deadline for submission of shareholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting. Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company at Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, Attn: Corporate Secretary on or before the close of business on January 25, 2016. Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the Annual Meeting.
In addition, in accordance with the requirements contained in the Company’s Amended and Restated Bylaws (the “Bylaws”), shareholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on January 25, 2016. Any such proposal or nomination must meet the requirements set forth in the Bylaws in order to be brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ James A. Ajello
James A. Ajello
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: January 15, 2016

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